Exhibit 10.6

FIVE STAR PRODUCTS, INC.
10 East 40th Street, Suite 3110
New York, New York 10016

June 26, 2008

John C. Belknap
c/o Five Star Products, Inc.
10 East 40th Street, Suite 3110
New York, NY 10016

Re:  Five Star Products, Inc. – Cancellation of Unvested Shares

Reference is made to (i) Five Star Products, Inc., a Delaware corporation, with an address at 10 East 40th Street, Suite 3110, New York, NY (the “Company”), (ii) National Patent Development Corporation, a Delaware corporation, with an address at 10 East 40th Street, Suite 3110, New York, NY (“National Patent”), (iii) that certain Restricted Stock Agreement (the “Restricted Stock Agreement”), dated as of March 2, 2007, between the Company and Mr. John C. Belknap (“Mr. Belknap”), annexed hereto as Annex A and (iv) that certain Tender Offer and Merger Agreement (the “Tender Offer Agreement”) dated as of June 26, 2008, among National Patent, NPDV Acquisition Corp. (the “Purchaser”) and the Company.

Pursuant to the Restricted Stock Agreement (the “Restricted Stock Agreement”), Mr. Belknap was granted 1,000,000 restricted shares (collectively, the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). As of the date hereof, 330,000 shares subject to the Restricted Stock Agreement have vested (the “Vested Shares”) and the remainder of the Shares granted to Mr. Belknap under the Restricted Stock Agreement vest as provided in the Restricted Stock Agreement.

This agreement (this “Agreement”) is to confirm and memorialize the understanding by and among National Patent, the Company and Mr. Belknap pursuant to which the Company shall deliver to Mr. Belknap the Purchase Price (as defined herein) in exchange for the termination of the Restricted Stock Agreement covering the remaining 667,000 unvested Shares (the “Unvested Shares”), upon the terms and subject to the conditions set forth herein.

Pursuant to the Tender Offer Agreement, (i) the Purchaser shall acquire all of the outstanding shares of Common Stock by commencing a tender offer (the “Tender Offer”) to purchase up to 100% of the shares of Common Stock at the Offer Price (as defined in the Tender Offer Agreement) and (ii) following the consummation of the Tender Offer, the Purchaser shall merge with and into the Company, with the Company being the surviving corporation (the “Merger”).

In connection with the Tender Offer and Merger, National Patent, the Company and Mr. Belknap hereby agree that in exchange for the termination of the Restricted Stock Agreement and Mr. Belknap’s termination of his rights to the Unvested Shares, and in consideration for past services rendered by Mr. Belknap to the Company and future services to be rendered by Mr. Belknap to the Company, the Company shall pay to Mr. Belknap, promptly following the completion of the Merger (or such earlier date as selected by the Company), a purchase price (the “Purchase Price”) for such Unvested Shares equal to $120,034 (subject to reduction for withholding taxes).  Upon payment of the Purchase Price, the Restricted Stock Agreement shall terminate and no party thereto shall be of no further force or effect and shall have any rights or obligations thereunder except to the extent the Restricted Stock Agreement relates to the Vested Shares.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and shall be interpreted and construed in accordance with the laws of the State of New York.  This Agreement sets forth the entire agreement between the parties hereto and shall not be modified except by written agreement signed by the parties hereto.  This Agreement shall terminate and be of no force and effect if the Merger is not consummated by December 31, 2008.

By countersigning this Agreement where indicated below and returning it to the Company, Mr. Belknap agrees to, and accepts, the terms of this Agreement.

Sincerely,

FIVE STAR PRODUCTS, INC.

By:	/s/ Ira J. Sobotko
Name: Ira J. Sobotko
Title: Senior Vice President, Finance

NATIONAL PATENT DEVELOPMENT CORPORATION

By:	/s/ John C. Belknap
Name: John C. Belknap
Title: Vice President

AGREED UPON AND ACCEPTED BY:

/s/ John C. Belknap
JOHN C. BELKNAP, Individually

ANNEX A